Exhibit 10.5

Execution Version

RAPID MICRO BIOSYSTEMS, INC.

SEVENTH AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

March 9, 2021

TABLE OF CONTENTS

Page

1.	Definitions		1

2.	Registration Rights		6

	2.1	Demand Registration	6
	2.2	Company Registration	7
	2.3	Underwriting Requirements	7
	2.4	Obligations of the Company	9
	2.5	Furnish Information	10
	2.6	Expenses of Registration	10
	2.7	Delay of Registration	10
	2.8	Indemnification	11
	2.9	Reports Under Exchange Act	13
	2.10	Limitations on Subsequent Registration Rights	13
	2.11	“Market Stand-off” Agreement	14
	2.12	Restrictions on Transfer	14
	2.13	Termination of Registration Rights	15

3.	Information and Observer Rights		16

	3.1	Delivery of Financial Statements	16
	3.2	Board Notice of Material Events and Occurrences	17
	3.3	Inspection	17
	3.4	Observer Rights	17
	3.5	Termination of Information and Observer Rights	18
	3.6	Confidentiality	18

4.	Rights to Future Stock Issuances		18

	4.1	Right of First Offer	18
	4.2	Termination	20

5.	Additional Covenants		20

	5.1	Insurance	20
	5.2	Employee Agreements	20
	5.3	Employee Stock	20
	5.4	Board Matters	20
	5.5	Successor Indemnification	21
	5.6	Matters Requiring Investor Director Approval	21
	5.7	Matters Requiring Supermajority Director Approval	22
	5.8	Termination of Covenants	22

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6.	Miscellaneous		22

	6.1	Successors and Assigns	22
	6.2	Governing Law	23
	6.3	Counterparts; Facsimile	23
	6.4	Titles and Subtitles	23
	6.5	Notices	23
	6.6	Amendments and Waivers	24
	6.7	Severability	24
	6.8	Aggregation of Stock	24
	6.9	Additional Investors	25
	6.10	Entire Agreement	25
	6.11	Dispute Resolution	25
	6.12	Delays or Omissions	25
	6.13	Acknowledgment from the Company	25

Schedule A      -      Schedule of Investors

Schedule B      -      Schedule of Key Holders

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SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the 9th day of March, 2021 by and among Rapid Micro Biosystems, Inc., a Delaware corporation (the “Company”), each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor,” each of the stockholders listed on Schedule B hereto, each of whom is referred to herein as a “Key Holder” and any additional purchaser that becomes a party to this Agreement in accordance with Section 6.9 hereof.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) possess registration rights, information rights, rights of first offer, and other rights pursuant to a Sixth Amended and Restated Investors’ Rights Agreement dated as of April 28, 2020, between the Company and the other parties thereto (the “Prior Agreement”);

WHEREAS, the Existing Investors represent the Requisite Holders (as defined in the Prior Agreement) and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series D1/D2 Preferred Stock Purchase Agreement dated as of the date hereof, between the Company and such Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors and the Requisite Holders (as defined in the Prior Agreement).

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement shall be amended and restated in its entirety, and the parties to this Agreement further agree as follows:

1.            Definitions. For purposes of this Agreement:

1.1            “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment adviser with, such Person.

1.2            “Common Stock” means shares of the Company’s Common Stock, par value $0.01 per share.

1.3            “Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

1.4            “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5            “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.6             “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.7           “Excluded Registration” means (i) a registration relating-to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (iv) a registration relating to the IPO or a SPAC Transaction or (v) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.8            “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.9            “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.10           “GAAP” means generally accepted accounting principles in the United States.

1.11           “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.12          “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.13            “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.14            “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.15            “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who, either alone or in concert with others, develops, invents, programs, or designs any material intellectual property owned or held for use by the Company.

1.16            “Key Holder Registrable Securities” means (i) the shares of Common Stock acquired prior to the earlier of (A) the IPO or (B) a SPAC Transaction and held by the Key Holders, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

1.17            “Major Holder” means (i) with respect to any Investor, any Investor that, individually or together with such Investor’s Affiliates, holds at least 500,000 Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), excluding shares of Common Stock issued to such Investor in connection with the July 24, 2017 conversion of all then-outstanding shares of the Company’s preferred stock into Common Stock, and (ii) with respect to any Key Holder (other than Straus Holdings, Inc. for purpose of Section 3 hereof), any Key Holder that, individually or together with such Key Holder’s Affiliates, holds at least 884 shares of Key Holder Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.18           “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.19          “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

1.20            “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.21            “Preferred Stock” means, collectively, all shares of Series A1 Preferred Stock, Series B1 Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock, Series D1 Preferred Stock and Series D2 Preferred Stock.

1.22             “Qualified Public Offering” shall have the meaning given to such term in the Restated Certificate.

1.23         “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock (including, without limitation, Preferred Stock issuable or issued upon exercise of any warrants to purchase Preferred Stock); (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors as of the date hereof or acquired by the Investors after the date hereof and prior to the earlier of (A) the IPO or (B) a SPAC Transaction; (iii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of Section 2.10; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding, however, (a) any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and (b) for purposes of Section 2 (and following the earlier of (A) the IPO or (B) a SPAC Transaction, for all purposes under this Agreement) any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.24        “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.25            “Requisite Directors” shall mean a majority of the Preferred Directors (as defined in the Restated Certificate).

1.26         “Requisite Holders” shall mean the Investors holding a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock held by the Investors (voting together as a single class (on an-as-converted basis) and in accordance with the provisions of the Restated Certificate (including the Series C2/D2 Voting Restriction (as defined in the Restated Certificate), unless otherwise specified). For purposes of clarity, no shares of Series C2 Preferred Stock or Series D2 Preferred Stock held by any Investors shall be counted for purposes of the foregoing definition until and unless a Restriction Removal Event has occurred (as such term is used in the Restated Certificate).

1.27           “Restated Certificate” shall mean the Company’s Eighth Amended and Restated Certificate of Incorporation, as may be amended and/or restated from time to time.

1.28            “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.

1.29            “Right of First Refusal and Co-Sale Agreement” means the Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of the date hereof, by and among the Company and the other parties thereto, as may be amended and/or restated from time to time.

1.30            “SEC” means the Securities and Exchange Commission.

1.31            “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.32            “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.33            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.34         “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.35            “Series A1 Preferred Stock” means shares of the Company’s Series A1 Preferred Stock, par value $0.01 per share.

1.36            “Series B1 Preferred Stock” means shares of the Company’s Series B1 Preferred Stock, par value $0.01 per share.

1.37            “Series C1 Preferred Stock” means shares of the Company’s Series C1 Preferred Stock, par value $0.01 per share.

1.38            “Series C2 Preferred Stock” means shares of the Company’s Series C2 Preferred Stock, par value $0.01 per share.

1.39            “Series D1 Preferred Stock” means shares of the Company’s Series D1 Preferred Stock, par value $0.01 per share.

1.40            “Series D2 Preferred Stock” means shares of the Company’s Series D2 Preferred Stock, par value $0.01 per share.

1.41            “SPAC” means a publicly-traded special purpose acquisition company.

1.42            “SPAC Transaction” means a transaction or series of related transactions by merger, consolidation, share exchange or otherwise, of the Company with a SPAC or a subsidiary or affiliate thereof.

1.43            “Voting Agreement” means the Seventh Amended and Restated Voting Agreement, dated as of the date hereof, by and among the Company and the other parties thereto, as may be amended and/or restated from time to time.

2.            Registration Rights. The Company covenants and agrees as follows:

2.1            Demand Registration.

(a)            Form S-1 Demand. If at any time after the earlier of (i) three (3) years after the date hereof or (ii) one hundred eighty (180) days after the effective date of the registration statement for the earlier of (A) the IPO or (B) a SPAC Transaction, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to Registrable Securities having an anticipated aggregate offering price of at least $50 million, then the Company shall (A) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (B) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b)            Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of at least $3 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c)            Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors (the “Board”) it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further, that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d)           The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (x) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (y) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2          Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3          Underwriting Requirements.

(a)            If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b)            In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is a Qualified Public Offering, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.4            Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)            prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)            prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)            furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)            use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)            use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)           provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)         promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)            notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)            after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5          Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6       Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $30,000 for each such registration, filing or qualification, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further, that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7        Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8          Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)            To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)            To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)          Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)            To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (i) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further, that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)          Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9            Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)             make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)            use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)           furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10            Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Holders (which for purpose of this Section 2.10 is not subject to the Series C2/D2 Voting Restriction), enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include securities in any registration on other than a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; provided, that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 6.9.

2.11         “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter (in connection with the IPO) or the SPAC (in connection with a SPAC Transaction), during the period commencing on the date of (a) the final prospectus relating to the IPO or (b) the closing of the SPAC Transaction, and ending on the date specified by the Company or the managing underwriter (for the IPO) or the Company and the SPAC (for a SPAC Transaction) (such period not to exceed one hundred eighty (180) days, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (or, in the case of a SPAC Transaction, any shares of the common stock or other share capital of the SPAC or any securities convertible into or exercisable or exchangeable, directly or indirectly, for such common stock or other share capital) held immediately before the effective date of the registration statement for such offering or transaction or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, the common stock or share capital of the SPAC, as applicable, or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 (A) shall apply only to the IPO or the SPAC Transaction, as applicable, (B) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and (C) shall be applicable to the Holders only if all officers, directors and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are subject to the same restrictions. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. The underwriters in connection with the IPO, and the SPAC in connection with a SPAC Transaction, are intended third-party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the Company or the underwriters (in connection with the IPO) and the Company or the SPAC (in connection with a SPAC Transaction) that are consistent with this Section 2.11 or that are necessary to give further effect thereto.

2.12         Restrictions on Transfer.

(a)            The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)            Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)            The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (A) in any transaction in compliance with SEC Rule 144 or (B) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided, that each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13         Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of:

  (a)            the closing of (i) a Deemed Liquidation Event, as such term is defined in the Restated Certificate or (ii) a SPAC Transaction;

(b)             such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c)             the third anniversary of the Qualified Public Offering.

3.              Information and Observer Rights.

3.1            Delivery of Financial Statements. The Company shall deliver to each Major Holder:

(a)             as soon as practicable, but in any event on or before September 30 following the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (A) the actual amounts as of and for such fiscal year and (B) the comparable amounts for the prior year and as included in the Budget (as defined in Section 3.1(d)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Board, including the Requisite Directors;

(b)             as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)             as soon as practicable, but in any event within thirty (30) days of the end of each month, unaudited statements of income and of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d)             as soon as practicable, but in any event before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(e)             with respect to the financial statements called for in Section 3.1(a), Section 3.1(b) and Section 3.1(c), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 3.1(b) and Section 3.1(c)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein; and

(f)             such other information and materials as the Board may determine to distribute to the Major Holders from time to time.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided, that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2            Board Notice of Material Events and Occurrences. The Company shall provide each member of the Board notification of the existence of any known material breach by the Company of any covenant in this Agreement, the Right of First Refusal and Co-Sale Agreement or the Voting Agreement.

3.3            Inspection. The Company shall permit each Major Holder, at such Major Holder’s expense, to: request a copy of the most recent capitalization table of the Company; visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Holder; provided, however, that the Company shall not be obligated pursuant to this Section 3.3 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.4            Observer Rights. For so long as Investors affiliated with each of Longitude Venture Partners II, L.P., Quaker Bioventures II, L.P., TVM Capital, Asahi Kasei Medical Co., Ltd., Bain Capital Life Sciences Fund, L.P. (“BCLS”) and D1 Master Holdco I LLC (“D1 Capital”) own not less than 500,000 shares of the Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), the Company shall invite one (1) representative of each such Investor and/or Key Holder (as applicable) to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors. For so long as Investors affiliated with Colony Harvest Ltd (“Colony Harvest”) own, collectively, not less than 500,000 shares of the Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), the Company shall invite one (1) representative designated by Colony Harvest to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors. Each representative referred to in the preceding two sentences (each an “Observer”) shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to such Observer. Notwithstanding the foregoing, the Company reserves the right to withhold any information and to exclude any such Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest, or if such Investor and/or Key Holder or its Observer is a competitor of the Company.

3.5            Termination of Information and Observer Rights. The covenants set forth in Section 3.1, Section 3.2, Section 3.3 and Section 3.4 shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, (c) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, or (d) upon the closing of a SPAC Transaction, whichever event occurs first.

3.6            Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement or any information provided in connection with a request for a waiver under or an amendment of any term of this Agreement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.6 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.6; (iii) to any current or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided, that such Person is bound by an enforceable non-disclosure agreement with such Investor obligating such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided, that (A) if such required disclosure is specifically targeted at information regarding the Company, the Investor promptly notifies the Company of such disclosure and (B) the Investor takes reasonable steps to minimize the extent of any such required disclosure; or (v) as routinely or periodically requested by a regulator or self-regulatory organization.

4.              Rights to Future Stock Issuances.

4.1            Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Holder. A Major Holder shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a)             The Company shall give notice (the “Offer Notice”) to each Major Holder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)             By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Holder) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and outstanding Derivative Securities, but excluding Derivative Securities reserved for issuance pursuant to the Company’s stock and option plans that have been approved by the Board). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Holder that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Holder”) of any other Major Holder’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Holder may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Holders were entitled to subscribe but that were not subscribed for by the Major Holders which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Holder bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by all Fully Exercising Holders who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of one hundred and twenty (120) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c)             If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Holders in accordance with this Section 4.1.

(d)             The right of first offer in this Section 4.1 shall not be applicable to: (i) Exempted Securities (as defined in the Restated Certificate), (ii) shares of Common Stock issued in the IPO or SPAC Transaction; and (iii) the issuance of shares of Preferred Stock after the date hereof pursuant to the Purchase Agreement.

4.2            Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, (iii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, or (iv) upon the closing of a SPAC Transaction, whichever event occurs first.

5.              Additional Covenants.

5.1            Insurance. The Company shall use commercially reasonable efforts to cause its Directors and Officers liability insurance policy to be maintained in an amount and on terms and conditions satisfactory to the Board, until such time as the Board determines that such insurance should be discontinued.

5.2            Employee Agreements. The Company will cause (i) each person previously, now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement on substantially the Company’s customary form of agreement. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the approval of a majority of the Board, including the Requisite Directors.

5.3            Employee Stock. Unless otherwise approved by the Board, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, (ii) a market stand-off provision substantially similar to that in Section 2.11 and (iii) no transfers of shares prior to vesting of such shares. In addition, unless otherwise approved by the Board, the Company shall retain a “right of first refusal” on employee transfers until the IPO or a SPAC Transaction and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock. All option grants by the Company shall have an exercise price equal to the fair market value on the date of grant, as determined by the Board and pursuant to a Section 409A valuation report completed by an outside valuation firm. The Company shall condition the receipt of any shares of Common Stock in connection with the exercise of stock options granted to any employees and consultants of the Company under the Company’s 2010 Stock Option and Grant Plan, as may be amended and/or restated from time to time, to the execution and delivery by such employees or consultants of a stockholders agreement granting to the Company a right of first refusal on such shares of Common Stock.

5.4            Board Matters. The Company shall reimburse the nonemployee directors and observers appointed pursuant to Section 3.4 hereof for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board and committees thereof. The Investor Designees (as defined in the Voting Agreement) shall have the right to serve on all committees of the Board. The Board shall meet at least once every three months, unless otherwise approved by a majority of the Board, including the approval of the Requisite Directors.

5.5            Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Restated Certificate, or elsewhere, as the case may be.

5.6            Matters Requiring Investor Director Approval. The Company hereby covenants and agrees that it shall not, without approval of the Board, which approval must include the affirmative vote of the Requisite Directors, take any action that would, or would reasonably be expected to, have a material effect on the Company, its business or its operations, including without limitation:

(a)             make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b)             make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(c)             guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d)             make any investment inconsistent with any investment policy approved by the Board;

(e)             otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement, the Purchase Agreement, and the Transaction Agreements (as defined in the Purchase Agreement); transactions resulting in payments to or by the Company in an aggregate amount less than $60,000 per year; or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board, including the approval of the Requisite Directors;

(f)             hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(g)             change the principal business of the Company, enter new lines of business, or exit the current line of business;

(h)            sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;

(i)             enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $250,000;

(j)             enter into any transaction pursuant to which the Company or any of its subsidiaries would incur Term Debt (as defined below) in which the aggregate principal amount outstanding of all Term Debt would be in excess of $5,000,000; or

(k)             take any action that, pursuant to the Restated Certificate, expressly requires approval of or ratification by the Board.

For purposes hereof, “Term Debt” shall mean indebtedness for borrowed money but shall exclude (i) trade payables incurred in the ordinary course of business and (ii) indebtedness pursuant to any accounts receivable facility or other revolving debt facility of the Company.

5.7            Matters Requiring Supermajority Director Approval. The Company hereby covenants and agrees that it shall not incur, and shall procure that none of its subsidiaries will incur, any Additional Term Debt (as defined below), pursuant any new or existing facility of the Company or any of its subsidiaries, without approval of the Requisite Directors, which approval must include the affirmative vote of the director then elected by the holders of Series C1 Preferred Stock. For purposes hereof, “Additional Term Debt” shall mean each additional incurrence or drawdown of Term Debt that, if incurred or drawn down, would result in aggregate principal amount outstanding under all Term Debt of the Company and its subsidiaries to be more than $35,000,000.

5.8            Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.5, shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO or the closing of a SPAC Transaction, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (c) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first.

6.              Miscellaneous.

6.1            Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate of a Holder; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (c) acquires at least 1,000,000 shares of Registrable Securities (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction) held by the Holder at the time of the transfer or, if less, all of the Registrable Securities held by such Holder; provided, however, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (A) that is an Affiliate or stockholder of a Holder; (B) who is a Holder’s Immediate Family Member; or (C) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further, that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2            Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

6.3            Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or electronic mail signature in PDF or similar format and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4            Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy shall also be sent to Latham & Watkins LLP, 200 Clarendon Street, 27th Floor, Boston, Massachusetts 02116, Attention: Stephen W. Ranere, and if notice is given to Investors, a copy shall also be given to Morrison & Foerster LLP, Edinburgh Tower, 33/F The Landmark, 15 Queen’s Road Central, Hong Kong, China, Attention: Thomas T.H. Chou; Cooley LLP, 500 Boylston Street, 14th Floor, Boston, MA 02116, Attention: Ryan Sansom; and Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019, Attention: Geoff Levin.

6.6            Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Holders; provided, that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (i) this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of at least a majority of the Key Holder Registrable Securities, (ii) Section 3.4 of this Agreement or this clause (ii) may not be amended, and no portion thereof may be waived, as to any of Longitude Venture Partners II, L.P., Quaker Bioventures II, L.P., TVM Capital, Colony Harvest, Asahi Kasei Medical Co., Ltd., BCLS and/or D1 Capital without the consent of such party (for as long as such party is eligible to appoint an Observer pursuant to the terms thereof), (iii) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor (including any Series C2/D2 Initial Holder (as defined in the Restated Certificate), as applicable) without the prior written consent of such Investor if (and only if) such amendment, modification, termination or waiver would adversely affect the rights of such Investor under this Agreement in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Investors under this Agreement (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction) and (iv) neither this clause (iv) of this sentence nor the definition of “Requisite Directors” shall be amended, terminated or waived without the prior written consent of each of Endeavour Medtech Growth II LP, BCLS and Colony Harvest. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7            Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8            Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9            Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10          Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.11          Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Massachusetts or any court of the Commonwealth of Massachusetts having subject matter jurisdiction.

6.12          Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13          Acknowledgment from the Company. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

RAPID MICRO BIOSYSTEMS, INC.

By:	/s/ Robert Spignesi
Name:	Robert Spignesi
Title:	President and Chief Executive Officer

Address:

RAPID MICRO BIOSYSTEMS, INC.
1001 Pawtucket Blvd. West
Lowell, MA 01854
Attention: Chief Financial Officer

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

D1 MASTER HOLDCO I LLC

By: D1 Capital Partners Master LP,
its Managing Member

By: D1 Capital Partners GP Sub LLC,
its General Partner

By:	/s/ Dan Sundheim
Name:	Daniel Sundheim
Title:	Authorized Signatory

Address:
c/o D1 Capital Management LC
9 West 57th Street
36th Floor
New York, NY 10019

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ABG WTT-RAPID LIMITED

By:	/s/ Charles Chon
Name:	Charles Chon
Title:	Director

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ENDEAVOUR MEDTECH GROWTH II LP

By: Endeavour Medtech II GP Limited
its General Partner

By:	/s/ Nick Barton
Name:	Nick Barton
Title:	Director

ENDEAVOUR MEDTECH GROWTH II PARALLEL LP

By: Endeavour Medtech II GP Limited
its General Partner

By:	/s/ Nick Barton
Name:	Nick Barton
Title:	Director

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

LONGITUDE VENTURE PARTNERS II, L.P.,
a Delaware Limited Partnership

By:	Longitude Capital Partners II, LLC
its General Partner

By:	/s/ Juliet Tammenoms Bakker
Name:	Juliet Tammenoms Bakker
Title:	Managing Director

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

QUAKER BIOVENTURES II, L.P.

By: QUAKER BIOVENTURES CAPITAL II, L.P., its general partner

By: QUAKER BIOVENTURES CAPITAL II, LLC, its general partner

By:	/s/ Richard S. Kollender
Name:	Richard S. Kollender
Title:	Executive Manager

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BAIN CAPITAL LIFE SCIENCES FUND, LP.

By: Bain Capital Life Sciences Partners, LP,
its general partner

By: Bain Capital Life Sciences Investors, LLC,
its general partner

By:	/s/ Jeffrey Schwartz
Name:	Jeffrey Schwartz
Title:	Managing Director

BCIP LIFE SCIENCES ASSOCIATES, LP

By: Boylston Coinvestors, LLC,
its general partner

By:	/s/ Jeffrey Schwartz
Name:	Jeffrey Schwartz
Title:	Authorized Signatory

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

COLONY HARVEST LTD

By:	/s/ Fares Zahir
Name:	Fares Zahir
Title:	Authorized Signatory

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

/s/ Robert Spignesi
Robert Spignesi

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BLACKROCK HEALTH SCIENCES TRUST II

By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

BLACKROCK HEALTH SCIENCES MASTER UNIT TRUST

By: BlackRock Capital Management, Inc., its Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

T. Rowe Price Health Sciences Fund, Inc.
TD Mutual Funds - TD Health Sciences Fund
T. Rowe Price Health Sciences Portfolio
Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name:	Andrew Baek
Title:	Vice President, Senior Legal Counsel

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn.: Andrew Baek, Vice President and Senior Legal Counsel
Phone: 410-345-2090
Email: [XXX]

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ADAGE CAPITAL PARTNERS, LP

By: Adage Capital Partners, GP, LLC, it's General Partner

By: Adage Capital Advisors, LLC, it's Managing Member

By:	/s/ Dan Lehan
Name:	Dan Lehan
Title:	Chief Operating Officer

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SUNLEY HOUSE CAPITAL MASTER LIMITED PARTNERSHIP

By: Sunley House Capital GP LP, its General Partner

By: Sunley House Capital GP LLC, its General Partner

By:	/s/ Mohammed Anjarwala
Name:	Mohammed Anjarwala
Title:	Managing Director

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

CaaS Opportunity LLC

By: CaaS Capital Management its Manager

By:	/s/ Semi Gogliormella
Name:	Semi Gogliormella
Title:	COO

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

/s/ Gurinder Grewal
Gurinder Grewal

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ALLY BRIDGE MEDALPHA MASTER FUND L.P.

By: Ally Bridge Group (NY) LLC, its manager

By:	/s/ Anna Yaeger
Name:	Anna Yaeger
Title:	Portfolio Manager and President

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

Schedule A

Investors

Investor Name and Address

D1 Master Holdco I LLC

c/o D1 Capital Management LC

9 West 57th Street

36th Floor

New York, NY 10019

T. Rowe Price Health Sciences Fund, Inc.

TD Mutual Funds - TD Health Sciences Fund

T. Rowe Price Health Sciences Portfolio

c/o T. Rowe Price Associates, Inc.

101 East Pratt Street

Baltimore, MD 21202

Attn.: Andrew Baek, Vice President and Senior

Legal Counsel

Phone: 410-345-2090

Email: [XXX]

BlackRock Health Sciences Trust II

BlackRock Health Sciences Master Unit Trust

c/o BlackRock

60 State Street, 19th/20th Floor

Boston, MA 02109

Attn: Erin Xie

Email: [XXX]

FEPMAssistantsUS@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Maryles and Reid Fitzgerald

Email: legaltransactions@blackrock.com

Adage Capital Partners, LP

c/o Adage Capital Management

200 Clarendon St, 52nd St

Boston, MA 02116

Attn: Dan Lehan

Investor Name and Address

Sunley House Capital Master Limited Partnership

c/o Sunley House Capital Management LLC

Prudential Tower

800 Boylston Street, Suite 3300

Boston, MA 02199

CaaS Opportunity LLC

800 Third Avenue, 26th Floor

New York, NY 10022

Ally Bridge MedAlpha Master Fund L.P.

c/o Ally Bridge Group (NY) LLC

430 Park Avenue, 12th Floor

New York, NY 10022

Telephone: 646-829-9373

Contact Person: Daniel Johnson

E-mail: [XXX]

Gurinder Grewal

[XXX]

[XXX]

ABG WTT-Rapid Limited

c/o: Ally Bridge Group

Room 3002-4

30/F Gloucester Tower

The Landmark

15 Queen’s Road Central

Hong Kong

Endeavour Medtech Growth II LP

P.O Box 656

East Wing Trafalgar Court

Les Banques, St Peter Port,

Guernsey, GY1 3PP

Email: [XXX]

Email: [XXX]

Endeavour Medtech Growth II Parallel LP

P.O Box 656

East Wing Trafalgar Court

Les Banques, St Peter Port,

Guernsey, GY1 3PP

Email: [XXX]

Email: [XXX]

Investor Name and Address

Bain Capital Life Sciences

Attn: Jeffrey Schwartz, Managing Director

200 Clarendon Street

Boston, MA 02116

Phone: (617) 516-2585

Fax: (617) 652-3585

Email: [XXX]

BCIP Life Sciences Associates, LP

Attn: Jeffrey Schwartz, Managing Director

200 Clarendon Street

Boston, MA 02116

Phone: (617) 516-2585

Fax: (617) 652-3585

Email: [XXX]

Asahi Kasei Medical Co., Ltd.

1-105 Kanda Jinbocho, Chiyoda-ku

Tokyo 101-8101, Japan

Colony Harvest Ltd

2nd Floor, The Grand Pavilion Commercial Centre

PO. Box 10338, Grand Cayman KY1-1003
Cayman Islands

KPCB Holdings, Inc., as nominee

Kleiner Perkins Caufield & Byers

2750 Sand Hill Road

Menlo Park, CA 94025

TVM Life Science Ventures VI GmbH & Co. KG

c/o TVM Capital

Ottostr. 4

80333 München Germany

Attn: Stefan Fischer

Phone: 011 49 89 998992-0

Fax: 011 49 89 998992-55

TVM Life Science Ventures VI, L.P.

c/o TVM Capital

Ottostr. 4

80333 München Germany

Attn: Stefan Fischer

Phone: 011 49 89 998992-0

Fax: 011 49 89 998992-55

Investor Name and Address

Fletcher Spaght Ventures II, L.P.

222 Berkeley Street

20th Floor

Boston, MA 02116

FSV II, L.P.

222 Berkeley Street

20th Floor

Boston, MA 02116

FSV II-B, L.P.

222 Berkeley Street

20th Floor

Boston, MA 02116

Quaker BioVentures II, L.P.

150 Monument Road, Suite 205

Bala Cynwyd, PA 19004

TPG RAMB Holdings, L.P.

301 Commerce

Suite 3300

Fort Worth, Texas 76102

United States

Attention: Matthew Coleman

Longitude Venture Partners II, L.P.

545 Steamboat Road

Greenwich, Connecticut 06830

Attention: David Hirsch

Robert Spignesi

[XXX]

[XXX]

Christopher Cashman

[XXX]

[XXX]

Philip Stewart

[XXX]
[XXX]

Julie Sperry

[XXX]

[XXX]

Manbro P.E. IV, LP

1000 Lakeside Avenue

Cleveland, OH 44114

Foundation Investments of Ohio Ltd.

1000 Lakeside Avenue

Cleveland, OH 44114

MSF Private Equity Fund LLC

25701 Science Park Drive

Cleveland, OH 44122

With a copy to:

Investments

c/o Parkwood LLC

1000 Lakeside Avenue

Cleveland, OH 44114

Mellon Family Investment Company V

Legal and U.S. Mail:

P.O. Box RKM

Ligonier, PA 15658

Attn: Douglas L. Sisson

Overnight only for physical address:

[XXX]

[XXX]

Richard King Mellon Foundation

Legal and U.S. Mail:

BNY Mellon Center

500 Grant St., Suite 4106

Pittsburgh, PA 15219

With a copy to:

P.O. Box RKM

Ligonier, PA 15658

Attn: Douglas L. Sisson

Overnight only for physical address:

[XXX]

[XXX]

Foster & Foster Capital V LLC

10 Westport Road, Suite C 205

Wilton, CT 06897

Hepalink USA Inc.

Drake Oak Brook Plaza

2215 York Road, Suite 205

Oak Brook, IL 60523

Biomedical Sciences Investment Fund Pte Ltd

250 North Bridge Road #20-02

Raffles City Tower

Singapore 179101

Andrew Khouri

[XXX]

[XXX]

Margaret Blake Garvan Trust Margaret B. Garvan

and Thomas P. Monath Co-Trustees UA 11/1/2001

[XXX]

[XXX]

Waycross Ventures LLC

2750 Sand Hill Road

Menlo Park, CA 94025

Attn: Brook Byers

Schedule B

Key Holders

Key Holder Name and Address

Straus Holdings, Inc.

1 Oak Park Drive

Bedford, MA 01730